UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2020

PARSONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-07782	95-3232481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Trinity Parkway, #300, Centreville, VA	20120
(Address of principal executive offices)	(Zip Code)

(703) 988-8500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, on October 29, 2020, Parsons Corporation (the “Company”) announced the signing of a Securities Purchase Agreement for Parsons Government Services, Inc. (“Parsons GSI”) to acquire Braxton Science and Technology Group, LLC (“Braxton”).

On November 19, 2020, the Company completed the acquisition of Braxton. At the closing of the acquisition, Parsons GSI purchased and acquired all the issued and outstanding membership interests (the “Units”) of Braxton. As a result of the acquisition, former holders of the Units of Braxton received a pro rata share of approximately $300,000,000 (subject to adjustments, including reductions for indebtedness and transaction expenses) in cash.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on November 19, 2020 announcing the completion of the Acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Parsons Corporation, dated November 19, 2020

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSONS CORPORATION

Date: November 19, 2020	By:	/s/ George L. Ball
	Name:	George L. Ball
	Title:	Chief Financial Officer